UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2022, Modiv Inc. (the “Company”) closed its underwritten public offering (the “Offering”) of 40,000 shares of the Company’s Class C common stock, $0.001 par value per share (the “Class C Common Stock”), at a public offering price per share of $25.00 pursuant to the Company’s prospectus dated February 10, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which forms part of the Company’s Registration Statement on Form S-11 (File No. 333-261529), as amended (the “Registration Statement”), which was declared effective by the SEC on February 10, 2022.

The Company’s Class C Common Stock began trading on the New York Stock Exchange on February 11, 2022 under the ticker symbol “MDV.”

In connection with the Offering, the Company and Modiv Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement with B. Riley Securities, Inc. (the “Underwriter”), dated February 10, 2022 (the “Underwriting Agreement”), a form of which was previously filed as an exhibit to the Registration Statement and the executed copy is filed as Exhibit 1.1 to this Current Report on Form 8-K. The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form Underwriting Agreement filed as an exhibit to the Registration Statement and as described therein. In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement does not purport to be a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

Amendment and Restatement of Distribution Reinvestment Plan

On February 15, 2022, with the authorization of the Board of Directors of the Company, the Company amended and restated its Distribution Reinvestment Plan (the “DRIP”) with respect to the Class C Common Stock to change the purchase price at which the Class C Common Stock will be issued to stockholders who elect to participate in the DRIP. The purpose of this change is to reflect the fact that, since February 11, 2022, the Class C Common Stock has been listed on the New York Stock Exchange. As more fully described in the Second Amended and Restated Distribution Reinvestment Plan, the purchase price for the Class C Common Stock under the DRIP depends on whether the Company issues new shares to DRIP participants or the Company or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market or in privately negotiated transactions. The purchase price for the Class C Common Stock issued directly by the Company will be 97% (or such other discount as may then be in effect) of the Market Price (as defined in the Second Amended and Restated Distribution Reinvestment Plan) of the Class C Common Stock. This discount is subject to change from time to time, in the Company’s sole discretion, but will be between 0% to 5% of the Market Price. The purchase price for the Class C Common Stock that the Company or any third-party administrator purchases from parties other than the Company, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” (as described in the Second Amended and Restated Distribution Reinvestment Plan) actually paid for such shares of Class C Common Stock, excluding any processing fees. The Second Amended and Restated Distribution Reinvestment Plan also reflects processing fees that will be paid by DRIP participants.

The Second Amended and Restated Distribution Reinvestment Plan will be effective with respect to distributions that will be paid in February 2022.

The preceding summary of the Second Amended and Restated Distribution Reinvestment Plan does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Distribution Reinvestment Plan, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2022, by and among Modiv Inc., Modiv Operating Partnership, LP and B. Riley Securities, Inc.
4.1	Second Amended and Restated Distribution Reinvestment Plan
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: February 15, 2022